UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 05, 2009

ANPATH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-123655	20-1602779
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Morlake Drive, Suite 201
Mooresville, NC 28117
(Address of Principal Executive Offices/Zip Code)

(704) 658-3350
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐       Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b)

On March 5, 2009, Anpath Group, Inc. (the “Company”) received notification that Stephen A. Schneider tendered to the Board of Directors of the Company his resignation as a Director of the Company. Mr. Schneider also served as Chairman of the Compensation Committee of the Board of Directors. There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices that led to his resignation.

On March 5, 2009, Anpath Group, Inc. (the “Company”) received notification that Paul A. Boyer tendered to the Board of Directors of the Company his resignation as a Director of the Company. Mr. Boyer also served as Chairman of the Audit Committee of the Board of Directors. There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices that led to his resignation.

On March 5, 2009, Anpath Group, Inc. (the “Company”) received notification that David V. Gilroy tendered to the Board of Directors of the Company his resignation as a Director of the Company. Mr. Gilroy also served as member of the Compensation and the Audit Committees of the Board of Directors. There were no disagreements with the Company on any matter relating to the Company’s operations, policies or practices that led to his resignation.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANPATH GROUP, INC.

Date: March 11, 2009	By:	/s/ J. Lloyd Breedlove
J. Lloyd Breedlove,
President and Chief Executive Officer